Exhibit (g)(2)

CUSTODIAN CONTRACT

This Custodian Contract dated as of March 28, 2018, is by and between Clayton Street Trust, a statutory trust organized and existing under the laws of Delaware, having its principal place of business at 151 Detroit Street, Denver, Colorado 80206-9916, hereinafter called the “Fund,” and BNP Paribas, acting through its New York branch, duly organized under the laws of France and licensed by the New York State Department of Financial Services, and having its principal place of business in New York at 787 Seventh Avenue, New York, New York 10019 (the “Custodian”).

WITNESSETH:

WHEREAS, the Fund desires for the Custodian to provide certain custodial services relating to the securities and other assets of each Portfolio (as defined below) of the Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms and conditions contained in this Contract; and

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interest in a separate portfolio of securities and other assets (each such series set forth on Appendix 1 and collectively with all other series subsequently established by the Fund and made subject to this Contract in accordance with Section 18 hereof, being herein referred to as “Portfolio(s)”).

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.         Employment of Custodian and Property to be Held by It. The Fund hereby employs the Custodian as the custodian of the assets of each Portfolio, including securities it desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) and all cash or cash equivalents incidental thereto, pursuant to the provisions of the Fund’s Trust Instrument (“Trust Instrument”). The Fund, on behalf of each Portfolio, agrees to deliver to the Custodian all foreign securities and domestic securities and cash owned by it from time to time, all payments of income, payments of principal or capital distributions received by it with respect to all foreign and domestic securities owned by the Fund from time to time, and the cash consideration received by the Fund for such new or treasury shares of capital stock as it may issue or sell from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian or which is delivered in accordance with “Proper Instructions” (within the meaning of Section 6). With respect to uncertificated shares (the “Underlying Shares”) of “investment companies,” (as defined in Section 3(a)(1) of the Investment Company Act of 1940) the book-entry identification of those Underlying Shares belonging to a Portfolio on the records of the Custodian will be deemed custody for purposes hereof.

Upon receipt of “Proper Instructions” (within the meaning of Section 6), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s). The Custodian may place and maintain each Portfolio’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof. The Custodian shall exercise reasonable care in the selection or retention, monitoring and continued use of a sub-custodian in light of prevailing rules, terms, regulatory and legal status of a sub-custodian and the practices and procedures in the relevant market. With respect to any sub-custodian that is an affiliate of the Custodian, Custodian shall be liable to the same extent as it would be liable for its acts or failures to act under this Contract. With respect to sub-custodians that are not affiliated with the Custodian, Custodian shall be liable for its failure to exercise reasonable care in the selection and monitoring of such entity and to the extent of its own negligence, fraud, bad faith, recklessness or willful misconduct. The engagement of Foreign Sub-Custodians shall be subject to the additional provisions of Section 3 and 4.

2.         Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1       Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System” and (b) Underlying Shares owned by a Portfolio which are maintained pursuant to Section 2.11 hereof in an account with Janus Services LLC or such other entity which may from time to time be appointed by the Fund to act as transfer agent for the Underlying Portfolios (the “Underlying Transfer Agent”) and with respect to which the Custodian is provided with Proper Instructions. To the extent that the Custodian or any of its sub-custodians holds securities constituting a Portfolio’s assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian shall identify which of such securities constitute a Portfolio’s assets.

2.2       Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only up on receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1.)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2.)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3.)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

4.)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5.)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6.)	To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7.)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence, fraud, bad faith, recklessness or willful misconduct;

8.)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9.)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10.)	For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11.)	For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

12.)	For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of the Portfolio;

13.)	For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of the Portfolio;

14.)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund’s currently effective prospectus and statement of additional information, (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

15.)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.11 hereof;

16.)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

17.)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

2.3        Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in “street name,” the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4      Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

2.6      Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that other measures are required to collect such income, the Fund and the Custodian shall consult as to whether the Custodian will undertake such measures and, if so, as to the compensation and expenses of the Custodian relating to such measures. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the

Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7        Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1.)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 6 hereof;

2.)	In connection with conversion, exchange or surrender of securities owned by the Portfolio and in the case of warrants, rights or similar securities as set forth in Section 2.2 hereof;

3.)	For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 5 hereof;

4.)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5.)	For the payment of any dividends declared pursuant to the governing documents of the Fund;

6.)	For payment of the amount of dividends received in respect of securities sold short;

7.)	In connection with a lending or borrowing transaction between the Fund, on behalf of a Portfolio, and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC (or its successors and assigns);

8.)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

9.)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

2.8      Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in Section 2.7 (1) (d) with respect to repurchase agreements, Section 2.10 with respect to purchases of securities in a Securities System, and Section 2.11 with respect to purchases of Underlying Shares, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9      Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. No Underlying Transfer Agent acting as such shall be deemed an agent or sub-custodian of the Custodian for the purposes of this Section 2.9 or any other provision of this Contract.

2.10      Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

2.11      Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, other than shares of an exchange traded fund, shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a securities depository for purposes of Rule 17f-4 under the Investment Company Act of

1940. The Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent. The Custodian’s only responsibilities with respect to Underlying Shares deposited with the Underlying Transfer Agent shall be limited to the following:

1.)	Receive confirmation or a statement from the Underlying Transfer Agent, that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2.)	In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3.)	In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records. The Custodian, or its agent, shall send the Fund copies of purchase and sale confirmations received from the Underlying Transfer Agent, as the Fund may reasonably request from time to time.

4.)	The Custodian shall send to the Fund reports on its system of internal accounting control as the Fund may reasonably request from time to time.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses resulting directly from the negligence, fraud, bad faith, recklessness or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

2.12      Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with swaps arrangements entered into on behalf of a Portfolio, options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent rules, regulations or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating securities or other assets of the Fund in connection with a borrowing transaction between the Fund, on behalf of a Portfolio, as borrower and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC (or its successors and assigns), and (v) for any other purpose in accordance with Proper Instructions.

2.13      Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14      Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities. Upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause a sub-custodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any sub-custodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. In the event that the Custodian is unable to vote upon any such securities in accordance with Proper Instructions, the Custodian shall promptly notify (subject to market practices and rules) a Fund.

2.15      Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of domestic securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16      Free Deliveries to Repo Custodians. Notwithstanding anything herein to the contrary, upon receipt of Proper Instructions from time to time, the Custodian shall deliver monies and/or securities of a Portfolio to any account maintained for the Fund by any of the banks identified on

Exhibit 1 hereto, as amended from time to time, which the Fund has appointed to serve as additional custodians for the Portfolios for the limited purpose of engaging in tri-party repurchase agreement transactions (each, a “Repo Custodian”). Such delivery may be made without contemporaneous receipt by the Custodian of monies or securities in exchange therefore. Upon such delivery in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligations to the Fund as custodian for the applicable Portfolio with respect to the monies or securities so delivered. The Fund may amend Exhibit 1 from time to time to add or delete a Repo Custodian or change the identification of the account the Repo Custodian maintains for the Fund by delivering Special Instructions (as hereinafter defined) to the Custodian. The term “Special Instructions” shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher.

3.	Provisions Relating to Rules 17f-5 and 17f-7

3.1	Definitions. The following capitalized terms in this Contract shall have the following respective meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5(a)(7)), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5(a)(1) or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2	The Custodian as Foreign Custody Manager.

3.2.1      Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2    Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Contract by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall cease to be the Foreign Custody Manager of the Portfolios with respect to that country when the withdrawal of all Foreign Assets from that country is complete. The Board may at any time renew its delegation to the Custodian as Foreign Custody Manager in that country by written notice to the Custodian, and acceptance thereof by the Custodian.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn. Withdrawal of such acceptance shall in no way affect the Custodian’s rights or responsibilities as Custodian (and not as Foreign Custody Manager) under this Contract with respect to any Foreign Assets then in such country.

3.2.3     Scope of Delegated Responsibilities:

a.        Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the

Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

b.        Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

c.        Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate (including if such arrangements no longer meet the requirements of Rule 17f-5(c)), the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4      Guidelines for the Exercise of Delegated Authority. It shall not be the responsibility of the Foreign Custody Manager to consider Country Risk as part of its delegated responsibilities pursuant to this Contract.

3.2.5      Reporting Requirements.

a. Changes. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 within a reasonable time after the occurrence of the material change.

b. Certificate Regarding Eligible Foreign Custodians. Each report presented to the Board of the Fund, on behalf of itself or its applicable Portfolio(s), by the Custodian pursuant to Section 3.2.5 above shall be accompanied by a certificate representing that (a) the Custodian has established a system to monitor the appropriateness of maintaining a Portfolio’s Foreign Assets with each Eligible Foreign Custodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Eligible Foreign Custodian under the sub-custodian agreement between the Custodian and the Eligible Foreign Custodian, (b) the Custodian has monitored all Eligible Foreign Custodians and each Eligible Foreign Custodian continues to be an Eligible Foreign Custodian, (c) each Eligible Foreign Custodian continues to provide the standard of care set forth in Section 3.2.6 hereof, after considering all relevant factors, including without limitation, those factors set forth in paragraph (c)(1) of Rule 17f-5, (d) all foreign custody agreements between the Custodian and the Eligible Foreign Custodians continue to meet the requirements of paragraph (c)(2) of Rule 17f-5, (e) since the submission of the last report pursuant to Section 3.2.5 above, there have been no material adverse changes to the Custodian’s foreign custody network or arrangements other than those reported to the Board or other governing body or entity of the Fund, on behalf of itself or its applicable Portfolios, in the accompanying report, and (f) to the Custodian’s knowledge, the information included in the report is true, accurate and complete in all material respects.

3.2.6    Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise. Without limitation, Section 14 of this Contract also governs the Custodian’s responsibilities.

3.2.7    Representations with Respect to Rule 17f - 5. The Foreign Custody Manager represents to the Fund that it is a Qualified Foreign Bank as defined in section (a)(5) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8    Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall remain in effect until termination of this Contract. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3       Eligible Securities Depositories.

3.3.1    Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2    Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1. Without limitation, Section 14 of this Contract also governs the Custodian’s responsibilities.

3.3.3    Withdrawal of Assets. If the Fund (or its duly-authorized investment manager or investment adviser) provides the Custodian with Proper Instructions to withdraw Foreign Assets from an Eligible Securities Depository, the Custodian shall comply with such Proper Instructions in accordance with the provisions of Section 4 hereof.

4.	Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1      Definitions. The following capitalized terms in this Contract shall have the respective following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian set forth on Schedule A hereto.

4.2      Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3      Foreign Securities Systems. To the extent applicable, foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.      Transactions in Foreign Custody Account.

4.4.1.    Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities owned by the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the applicable Portfolio, the Fund or the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian), as applicable, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence, fraud, bad faith, recklessness or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.    Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)

upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iv)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: redemptions, dividends, interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(v)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(vi)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vii)	for payment of part or all of the dividends received in respect of securities sold short;

(viii)	in connection with the borrowing or lending of foreign securities; and

(ix)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3.    Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian shall exercise reasonable care in compiling and preparing the materials described on Schedule C. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

The Custodian shall provide information to the Fund that could assist it in understanding regulations and market practices of jurisdictions other than the United States of America applicable to the Fund’s Foreign Assets as the Fund may reasonably request from time to time, and shall assist the Fund in complying with regulations and market practices. Such information and assistance may include, but is not limited to, information sought from depositories, exchanges and regulators; acting as the Fund’s representative at the expense of the relevant Portfolio (if required by local law) in making filings; and providing such other assistance with respect to its Foreign Assets as the Fund may reasonably request. Custodian neither endorses such information nor is providing a recommendation to the Fund to rely on it. The Fund acknowledges that it, and not the Custodian, is solely responsible for compliance with regulations applicable to it and that providing information to the Fund shall not constitute legal, investment or accounting advice.

4.5      Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except for such liability resulting from the nominee’s negligence, fraud, bad faith, recklessness or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable and customary market practice.

4.6      Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The State of New York.

4.7      Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8      Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, including the prompt delivery to the Portfolio of proxies, all proxy solicitation materials and all notices relating to such securities, that are received by the Custodian, any sub-custodian or any nominee of either of them, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause a sub-custodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any sub-custodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. In the event that the Custodian is unable to vote upon any such securities in accordance with Proper Instructions, the Custodian shall promptly notify (subject to market practices and rules) a Fund. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9      Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power; or (iii) such untimely exercise is due to the Custodian’s negligence, fraud, bad faith, recklessness or willful misconduct.

4.10      Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and shall require the Foreign Sub-Custodian to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11      Tax Law. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund and Portfolios that the Custodian has requested, and as agreed to by the Custodian and the Fund, the Custodian shall perform the following services: (a) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (b) withhold or cause to be withheld the amount of tax which is required to be withheld under applicable tax law upon collection of any dividend, interest or other distribution with respect to any domestic or foreign securities and proceeds or income from the sale or other transfer of such securities held in custody with the Custodian; (c) where the Fund is eligible, based upon its fiscal domicile and legal structure, coordinate tax exemption applications and reduction at source documentation requirements and file the documentation with the appropriate market authorities on the Fund’s behalf; (d) file tax reclaims for those markets in which the Custodian has notified the Fund that it offers tax reclaims on an ongoing basis on behalf of the Fund; (e) work with the Fund’s local tax consultants and its Eligible Foreign Custodians to maintain compliance with reporting, payment, and filing requirements; (f) provide tax relief services such as applying for the benefit of the Fund for tax credits or a reduction of withholding tax or refunds of a tax paid, in relation to designated markets as may be specified in Client Publications; and (g) provide to the Funds such information actually received by the Custodian that could, in the Custodian’s reasonable believe and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.

The Custodian, in performance of its duties under this Section, shall be entitled to treat the Fund as a Delaware statutory trust that is a registered investment company under the laws of the United States, and it shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration, and may rely upon advice received therefrom.

4.12      Liability of Custodian. Except as may arise from the Custodian’s own negligence, fraud, bad faith, recklessness or willful misconduct or the negligence, fraud, bad faith, recklessness or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent that the Custodian would be liable to the Fund in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities

System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

5.          Payments for Repurchases or Redemptions and Sales of Shares of the Fund.

From such funds as may be available for the purpose of redeeming or repurchasing shares, but subject to the limitations of the Trust Instrument and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

The Custodian shall receive from the distributor for the Fund’s Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of any Portfolio.

6.          Proper Instructions.

Proper Instructions, which may also be standing instructions, as used throughout this Contract, shall mean instructions received by the Custodian from the Fund, the Fund’s investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.12 of this Contract. The Fund or the Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary. In the event Custodian decides to refrain from acting on any Proper Instructions it shall communicate to a Fund within a reasonable period of time and request any additional clarification or authentication that it reasonably requires.

7.          Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the Fund:

(i)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

(ii)	surrender securities in temporary form for securities in definitive form;

(iii)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

(iv)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

8.          Evidence of Authority.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust Instrument as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio.

The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Contract, including without limitation, the duties set forth in this Section 9 and in Section 10 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent and the applicable Portfolio.

10.        Records.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. The Custodian agrees that it will store all records on media that ensure their usability, reliability, authenticity and preservation for as long as they are needed for the Fund to meet its recordkeeping obligations under this Contract and consistent with the 1940 Act. The Custodian shall have documented policies, standards and guidelines for converting or migrating data from one record system to another. The Custodian agrees that systems for electronic records must be designed so that records will remain accessible, authentic, reliable and useable through any kind of Custodian system changes, for the entire period of the Fund’s recordkeeping obligations under this Contract and consistent with the 1940 Act. Where such processes do occur, evidence of these processes shall be retained, along with details of any variation in records design and format. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

The Fund may participate in joint trading accounts (each, a “Joint Account”) to be used to enter into repurchase agreements and other short-term investments pursuant to which other open-end management investment companies or series thereof for which Janus Capital Management LLC (or its successors and assigns) serves as investment adviser or sub-adviser (the “Participating Funds”) may, along with a Portfolio, participate in transactions through a Joint Account. The Custodian shall maintain records which reflect at all times (1) the respective aggregate investment of the Portfolio and each of the other Participating Funds in a Joint Account; (2) the Portfolio’s and each of the other Participating Fund’s respective pro rata share of each repurchase agreement and short-term investment held in a Joint Account; and (3) that the short-term investments and the repurchase agreements entered into by the Fund on behalf of a Portfolio and Participating Funds through a Joint Account are entered into by each, severally, in proportion to its respective interest in that investment, and not jointly.

11.        Opinion of Fund’s Independent Accountant.

The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR (or successor form) or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12.        Reports to Fund by Independent Public Accountants.

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Upon reasonable request of the Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports (or any successor reports) prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). In addition, from time to time as reasonably requested, the Custodian will furnish the Fund a “gap” or “bridge” letter that will address any material changes that might have occurred in the Custodian’s controls covered in the SOC Report from the end of the SOC Report period through a specified requested date. The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-l of the 1940 Act or similar legal and regulatory requirements. Upon reasonable request to the Fund, the Custodian shall also provide to the Fund sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements.

13.        Compensation of Custodian.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian. The Custodian and each Fund agree that the compensation set forth in the Jumbo Repurchase Agreement Fee Schedule D attached to this Contract, as such schedule may be amended from time to time by mutual agreement of the Custodian and each Fund, shall apply with respect to the Joint Account, in lieu of any fees otherwise applicable under this Contract.

14.        Responsibility of Custodian.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified for any “Loss” (as defined below) by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, fraud, recklessness or willful misconduct. It shall be entitled to rely on and may act upon advice of counsel at its own expense (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. This paragraph applies, without limitation, to Sections 3.2.6 and 3.3.2 of this Contract.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund on behalf of a Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement.

For the avoidance of doubt, the Custodian shall not be entitled to apply available cash or dispose of a Portfolio’s assets to satisfy any amounts owed by a Fund to the Custodian, or that the Custodian claims are owed by a Fund to the Custodian, in order to take advantage of the indemnification obligations a Fund owes to the Custodian pursuant to this Contract, excluding any amounts owed with respect to the types of advances and liabilities described above in this section. In respect of the payment of taxes, in the event that the Custodian or any sub-custodian is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty in relation thereto in connection with the services hereunder, the Custodian, after consultation with and prior written notice to the Fund, is hereby authorized to debit the available cash in the amount thereof and to pay such amount to the appropriate tax authority. If any taxes become payable with respect to any payment to be made to a Portfolio, after consultation with and prior written notice to the Fund, the Custodian or a sub-custodian may withhold the taxes from such payment. After consultation with and prior written notice to the Fund, the Custodian or a sub-custodian may withhold any interest, any cash dividends or other cash distributions received in respect of securities or proceeds from the sale or distribution of securities (“Payments”), and may apply such Payment and/or other available cash in satisfaction of such taxes. The Portfolio shall remain liable for any deficiency. For the avoidance of doubt, if any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (a “FATCA Withholding Tax”), after consultation with and prior written notice to the Fund, the Custodian may withhold as required by the Code and the Portfolio shall remain liable for any deficiency in payments.

If any taxes shall become payable with respect to any payment made to the Portfolio by the Custodian, a sub-custodian or their agents in a prior year, the Custodian shall inform the Fund accordingly, and shall provide information in such detail as is reasonably required by the Fund to assess the Custodian’s claim for payment. The Fund shall subsequently provide all reasonable cooperation in making the required payments. The Custodian shall provide the Fund with two (2) business days’ advance written notice before applying a Portfolio’s available cash or disposing of a Portfolio’s other assets to obtain such reimbursement; provided, however, that the Custodian shall be required to give only same-day prior notice, which may be provided via electronic mail, to apply cash or dispose of other assets if the Custodian reasonably determines that providing additional advance notice would materially prejudice the Custodian’s ability to obtain reimbursement for any amounts owed with respect to the types of advances and liabilities described above in this section. To the extent not inconsistent with existing market rules or practice, the Custodian shall first apply available cash and thereafter such Portfolio’s other assets, it being specifically understood that any failure of the Custodian to so apply or dispose shall in no way affect the validity, attachment, perfection or priority of the Custodian’s security interest in such cash or other assets.

The Custodian shall be liable to the Fund, on behalf of a Portfolio, for all losses, damages and expenses suffered or incurred by the Fund or its Portfolio(s), and arising directly from the Custodian’s failure to exercise the standard of care set out in this Section 14, including its negligence, fraud, bad faith, recklessness or willful misconduct. The Custodian shall indemnify the Fund, on behalf of a Portfolio, against all loss, damage, liability, cost or expense (including reasonable attorneys’ fees) (“Loss” or “Losses”) incurred by the Fund, as follows:

(i) with respect to those Losses arising directly from a claim against the Fund brought by a third party, the Custodian shall indemnify the Fund, on behalf of a Portfolio, against Losses incurred by the Fund and arising as a direct result, and to the extent, of the Custodian’s failure to exercise its standard of care, including its negligence, fraud, bad faith, recklessness or willful misconduct; provided, that such indemnity shall not apply to any Loss arising out of such Fund’s action or omission; and

(ii) the Custodian shall indemnify the Fund, on behalf of a Portfolio, against Losses incurred by the Fund and arising as a direct result, and to the extent, of the Custodian’s failure to exercise its standard of care, including its negligence, fraud, bad faith, recklessness or willful misconduct; provided, that such indemnity shall not apply to the any Loss arising directly out of the Fund’s action or omission.

15.       Commencement Date, Effective Period, Termination and Amendment.

The obligations of each party under this Contract shall commence on September 30, 2018, or such other date as agreed in a writing signed by the Custodian and the Fund (“Commencement Date”). This Contract shall continue in full force and effect for a period of three years following the Commencement Date (“Initial Period”). Thereafter, this Contract may be terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto, and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than 180 days in the case of termination by the Custodian or 90 days in the case of termination by the Fund after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Trust Instrument, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) following the Initial Period, substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by an appropriate regulatory agency or court of competent jurisdiction, or (iii) terminate this Contract during the Initial Period upon 90 days’ notice to the Custodian in the event of Custodian’s material breach of this Contract. Upon termination of this Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.       Successor Custodian.

If a successor custodian for any Portfolio shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing the failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.        Interpretive and Additional Provisions.

In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.        Additional Portfolios.

In the event that the Fund from time to time establishes one or more additional series of Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.        New York Law to Apply.

This Contract shall be construed and the provisions thereof interpreted under and in accordance with the internal laws (without reference to the choice of law or conflicts of law principles) of The State of New York.

20.        Necessary Parties.

All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Fund, on behalf of each Portfolio, and the Custodian, and there are no other parties who are intended to benefit by this Contract.

21.        Limitation of Liability.

This Contract is executed by the Fund with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the directors, officers or shareholders of the Fund individually. Notwithstanding any other provision in this Contract to the contrary, each and every obligation, liability or undertaking of a particular Portfolio under this Contract shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular

Portfolio and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

22.       Shareholder Communications Election.

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [ X ]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

23.       Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	CLAYTON SERIES TRUST
151 Detroit Street
Denver, CO 80206-4828
Attention: Head of U.S. Legal
Telephone:

To the Custodian:	BNP Paribas
787 Seventh Avenue
New York, NY 10019
Attention:
Telephone:
Telecopy:

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

24.       Confidential Information.

All information provided under this Contract by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 25 below, all confidential information provided under this Contract by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Contract or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. In addition, the Receiving Party will exercise at least the degree of care that a Party exercises with respect to maintaining the confidentiality of its own proprietary or confidential information that it desires not to be disclosed to a third party but in no event less than a commercially reasonable degree of care. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Contract, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Contract, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Contract, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. With respect to any disclosure by the Custodian pursuant to (d) above, the Custodian shall make reasonable efforts to provide the Fund with reasonable notice prior to any such disclosure unless prohibited from doing so by law, rule, regulation or regulatory authority.

25.        Use of Data.

In connection with the provision of the services and the discharge of its other obligations under this Contract, the Custodian (which term for purposes of this Section 25 includes each of its parent company, branches and affiliates (“Affiliates”)) may access collect, review, disclose and store information regarding the Fund and share such information with its Affiliates, agents and service providers only in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Contract and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

Except as expressly contemplated by this Contract, nothing in this Section 25 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Contract and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 25 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Contract.

26.        Data Privacy.

The Custodian shall implement and maintain a written information security program (“Information Security Program”) that contains appropriate security measures to safeguard the Fund’s confidential information as described in Section 24 above (“Confidential Information”) that the Custodian receives, stores, maintains, processes, transmits or otherwise accesses in connection with the provision of services hereunder. The Information Security Program shall be designed to meet any standards established by federal and state privacy and data security laws, rules, regulations and industry standards applicable to the Custodian. In this regard, the Custodian will establish and maintain policies, procedures, and technical, physical, and administrative safeguards, to (i) ensure the security and confidentiality of all Confidential Information that the Custodian receives, stores, maintains, processes, transmits or otherwise accesses in connection with the provision of services hereunder, (ii) protect against any reasonably foreseeable threats or hazards to the security or integrity of Confidential Information, (iii) protect against unauthorized access to, interception of, or use of Confidential Information, (iv) maintain reasonable procedures to detect and respond to any internal or external security breaches; and (v) ensure appropriate disposal of Confidential Information.

The Information Security Program shall include procedures such that any of the Custodian’s agents that receive, store, maintain, process or otherwise access Confidential Information in connection with the services under this Contract are subject to written obligations of confidentiality that are no less protective than those provided for in the Custodian’s program. The Custodian shall conduct background screening for all of its employees and contractors who have access to Confidential Information. In addition, the Custodian shall train its employees and contractors who handle Confidential Information on appropriate security standards and activities.

The Custodian shall: (i) promptly notify a Fund once it has knowledge of any unauthorized access to Confidential Information (“Breach of Security”); (ii) promptly furnish to a Fund full details of such Breach of Security, and use commercially reasonable efforts to cooperate with the Fund in investigating the Breach of Security, to the extent it is not privileged information or part of an investigation; (iii) cooperate with a Fund in any litigation and investigation of third parties deemed necessary by a Fund to protect its proprietary and other rights; (iv) use reasonable precautions to prevent a recurrence of a Breach of Security; and (v) take all reasonable and appropriate action to mitigate any potential harm related to a Breach of Security.

27.       Representations and Warranties.

Each party represents and warrants to the other party that (i) it is duly organized and is validly existing in good standing in its jurisdiction of organization; (ii) it has the requisite power and authority under applicable law and its governing documents to enter into and perform this Contract; (iii) all requisite proceedings have been taken to authorize it to enter into and perform this Contract; (iv) this Contract is the valid and binding obligation of such party enforceable against such party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application); and (v) its entering into this Contract will not cause a material breach or be in material conflict with any other agreement or obligation of such party or any law or regulation applicable to it.

28.       Business Continuity and Disaster Recovery Procedures. The Custodian shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business, which, in the event of a significant business disruption affecting the Custodian (including a force majeure event), will be sufficient to enable the Custodian to resume and continue to perform its obligations under this Contract without undue delay or disruption. The Custodian shall test the operability of such procedures at least annually. The Custodian shall enter into and shall maintain in effect at all times during the term of this Contract with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund and (ii) emergency use of electronic data processing equipment to provide services under this Contract. Upon reasonable request, the Custodian shall discuss with the Fund any business continuation and disaster recovery procedures of the Custodian. The Custodian represents that its business continuation and disaster recovery procedures are appropriate for its business as a provider of custodian services to investment companies registered under the 1940 Act.

29.       Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Contract. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

30.       Assignment. This Contract may not be assigned by (a) the Fund without the written consent of the Custodian or (b) the Custodian without the written consent of the Fund. However, without the consent the Fund or any Portfolio, the Custodian may assign this Contract to an affiliate in connection with an internal reorganization. Notwithstanding the foregoing, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Contract without the consent of the Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Contract. The Custodian agrees to use reasonable efforts to provide prior notice to the Fund to the extent the Custodian engages an unaffiliated organization to perform any such non-custodial obligations under this Contract.

31.       Severability; No Waiver. If any provision of this Contract shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Contract on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Contract shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Contract shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

31.       Reproduction of Documents. This Contract and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Signature attested to By:

CLAYTON STREET TRUST

By: /s/ Jesper Nergaard	By: /s/ Allen Welch

Name: Jesper Nergaard	Name: Allen Welch

Title: Treasurer	Title: Assistant Treasurer

BNP Paribas, acting through its New York Branch	Signature attested to By:

By: /s/ Andrew G. Dougherty	By: /s/ Cyril Guerrier

Name: Andrew G. Dougherty	Name: Cyril Guerrier

Title: Managing Director	Title: Managing Director

EXHIBIT 1

Repo Custodians

The Bank of New York Mellon

JPMorgan Chase Bank, N.A.

Authorized Signatures for the Fund:

By:	By:

Title:	Title:

Date:	Date:

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

ARGENTINA	HSBC BANK ARGENTINA SA	BUENOS AIRES

AUSTRALIA	BNP PARIBAS SECURITIES SERVICES S.C.A.	SYDNEY

AUSTRIA	BNP PARIBAS SECURITIES SERVICES S.C.A.	FRANKFURT (remote)

BAHRAIN	STANDARD CHARTERED BANK	BAHRAIN

BANGLADESH	STANDARD CHARTERED BANK	DHAKA

BELGIUM	BNP PARIBAS SECURITIES SERVICES S.C.A.	PARIS (remote) / BRUXELLES

BENIN	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

BERMUDA	HSBC BANK OF BERMUDA	BERMUDA

BOTSWANA	STANBIC BANK BOTSWANA LIMITED	GABORONE

BRAZIL	BANCO BNP PARIBAS BRASIL SA	SAO PAULO
BULGARIA	RAIFFEISEN BANK INTERNATIONAL AG VIENNA - Indirect via Raiffeisenbank AD, Sofia	VIENNA (HUB)

BURKINA FASO	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

CANADA	CIBC MELLON GLOBAL SECURITIES SERVICES COMPANY	TORONTO

35	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

CHILE	ITAU CORPBANCA S.A.	SANTIAGO DE CHILE

CHINA	STANDARD CHARTERED BANK (CHINA) LTD	BEIJING

COLOMBIA	BNP PARIBAS SECURITIES SERVICES SOCIEDAD FIDUCIARIA BOGOTA	BOGOTA

COSTA RICA	BANCO NACIONAL DE COSTA RICA	SAN JOSÉ
CROATIA	RAIFFEISEN BANK INTERNATIONAL AG VIENNA - Indirect via Raiffeisenbank d.d., Zagreb	VIENNA (HUB)

CYPRUS	BNP PARIBAS SECURITIES SERVICES S.C.A.	ATHENS (remote)

CZECH REPUBLIC	UNICREDIT BANK CZECH REPUBLIC A.S., PRAGUE	PRAGUE

DENMARK	SKANDINAVISKA ENSKILDA BANKEN AS COPENHAGEN	COPENHAGEN

EGYPT	HSBC BANK EGYPT S.A.E	CAIRO

ESTONIA	SWEDBANK AS	TALLINN

FINLAND	SKANDINAVISKA ENSKILDA BANKEN AS HELSINKI	HELSINKI

FRANCE	BNP PARIBAS SECURITIES SERVICES S.C.A.	PARIS

GERMANY	BNP PARIBAS SECURITIES SERVICES S.C.A.	FRANKFURT

36	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

GHANA	STANBIC BANK GHANA LIMITED	ACCRA

GREECE	BNP PARIBAS SECURITIES SERVICES S.C.A.	ATHENS

GUINEA - BISSAU	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

HONG KONG SAR	BNP PARIBAS SECURITIES SERVICES S.C.A	HONG KONG

HUNGARY	BNP PARIBAS SECURITIES SERVICES S.C.A.	BUDAPEST

ICELAND	ISLANDSBANKI	REIJKAVIK

INDIA	BNP PARIBAS	MUMBAI

INDONESIA	DEUTSCHE BANK AG, JAKARTA BRANCH	JAKARTA

INTERNATIONAL CSD	CLEARSTREAM BANKING SA	LUXEMBOURG

INTERNATIONAL CSD	EUROCLEAR BANK SA	BRUSSELS

IRELAND	BNP PARIBAS SECURITIES SERVICES S.C.A.	LONDON

ISRAEL	BANK LEUMI LE-ISRAEL BM	TEL AVIV

ITALY	BNP PARIBAS SECURITIES SERVICES S.C.A.	MILAN

IVORY COAST	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

37	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

JAPAN	MIZUHO BANK LIMITED	TOKYO

KAZAKHSTAN	JSC CITIBANK KAZAKHSTAN	ALMATY

KENYA	CFC STANBIC BANK LIMITED	NAIROBI

KOREA, REPUBLIC OF	STANDARD CHARTERED KOREA LIMITED	SEOUL

KUWAIT	CITIBANK NA KUWAIT BRANCH	KUWAIT CITY

LATVIA	SWEDBANK AS -Indirect via Swedbank AS	RIGA

LITHUANIA	SWEDBANK AB -Indirect via Swedbank AB	VILNIUS

MALAYSIA	STANDARD CHARTERED BANK MALAYSIA BERHAD	KUALA LUMPUR

MALI	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

MALTA	CLEARSTREAM BANKING SA	LUXEMBOURG

MAURITIUS	STANDARD CHARTERED BANK (MAURITIUS) LIMITED	PORT-LOUIS

MEXICO	HSBC MEXICO S.A.	MEXICO CITY

MOROCCO	BANQUE MAROCAINE POUR LE COMMERCE ET L’INDUSTRIE	CASABLANCA

NAMIBIA	STANDARD BANK OF NAMIBIA LIMITED	WINDHOEK

38	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

NETHERLANDS	BNP PARIBAS SECURITIES SERVICES S.C.A.	PARIS (remote) / NETHERLANDS

NEW ZEALAND	BNP PARIBAS SECURITIES SERVICES S.C.A.	SYDNEY

NIGER	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

NIGERIA	STANDARD CHARTERED BANK PLC	LAGOS

NORWAY	SKANDINAVISKA ENSKILDA BANKEN AS OSLO	OSLO

OMAN	STANDARD CHARTERED BANK	MUSCAT

PAKISTAN	DEUTSCHE BANK AG KARACHI BRANCH	KARACHI

PERU	BNP PARIBAS SECURITIES SERVICES SOCIEDAD FIDUCIARIA BOGOTA	BOGOTA (Remote)

PHILIPPINES	STANDARD CHARTERED BANK	MANILA

POLAND	BNP PARIBAS SECURITIES SERVICES S.C.A.	WARSAW

PORTUGAL	BNP PARIBAS SECURITIES SERVICES S.C.A.	PARIS (remote) / LISBOA

QATAR	STANDARD CHARTERED BANK	DOHA

ROMANIA	UNICREDIT TIRIAC BANK S.A. BUCHAREST	BUCHAREST

RUSSIA	AO UNICREDIT BANK MOSCOW	MOSCOW

39	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

SAUDI ARABIA	SAUDI ARABIA BRITISH BANK RIYADH (HSBC GROUP)	RIYADH

SENEGAL	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN
SERBIA	RAIFFEISEN BANK INTERNATIONAL AG VIENNA - Indirect via Raiffeisen Banka a.d., Belgrad	VIENNA (HUB)
SINGAPORE	BNP PARIBAS SECURITIES SERVICES S.C.A. (All instruments except Gov Bonds)	SINGAPORE
SINGAPORE	STANDARD CHARTERED BANK, SINGAPORE BRANCH (Government bonds only)	SINGAPORE

SLOVAK REPUBLIC	UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S	BRATISLAVA
SLOVENIA	RAIFFEISEN BANK INTERNATIONAL AG VIENNA - Indirect via Raiffeisen Banka d.d., Maribor	VIENNA (HUB)

SOUTH AFRICA	SOCIETE GENERALE JOHANNESBURG BRANCH	JOHANNESBURG

SPAIN	BNP PARIBAS SECURITIES SERVICES S.C.A.	MADRID

SRI LANKA	DEUTSCHE BANK AG COLOMBO BRANCH	COLOMBO

SWEDEN	NORDEA BANK AB (publ)	STOCKHOLM

SWITZERLAND	BNP PARIBAS SECURITIES SERVICES S.C.A.	ZURICH

TAIWAN, ROC	STANDARD CHARTERED BANK (TAIWAN) LIMITED	TAIPEI

40	Schedule A

SCHEDULE A

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Agent Name	Location

TANZANIA	STANDARD CHARTERED BANK TANZANIA LIMITED	DAR ES SALAAM

THAILAND	STANDARD CHARTERED BANK (THAI) PUBLIC COMPANY LIMITED	BANGKOK

TOGO	SOCIETE GENERALE DE BANQUE EN COTE D’IVOIRE	ABIDJAN

TUNISIA	UNION INTERNATIONALE DES BANQUES (SGSS)	TUNIS

TURKEY	TEB SECURITIES SERVICES	ISTANBUL

UGANDA	STANBIC BANK UGANDA LIMITED	KAMPALA

UAE (Dubaï)	STANDARD CHARTERED BANK	DUBAI

UAE (Abu Dhabi)	STANDARD CHARTERED BANK	DUBAI

UNITED KINGDOM	BNP PARIBAS SECURITIES SERVICES S.C.A.	LONDON (remote)

URUGUAY	BANCO ITAU URUGUAY S.A.	MONTEVIDEO

USA	BNP PARIBAS NEW YORK BRANCH	NEW YORK

VIETNAM	STANDARD CHARTERED BANK (VIETNAM) LIMITED	HO CHI MINH CITY

ZAMBIA	STANBIC BANK ZAMBIA LTD	LUSAKA

41	Schedule A

SCHEDULE B

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Markets	Central Securities Depositories
Argentina	Caja de Valores (CDV)
Australia	Austraclear Limited (Bonds)
Australia	ASX (equities)
Austria	Oesterreichische Kontrollbank AG (OeKB)
Bangladesh	CDBL - Central Depository Bangladesh Limited
Belgium	Euroclear Belgium (Equities & corporate bonds)
Belgium	National Bank of Belgium (Government Bonds, Treasury Bills, CP and Certificates of Deposit)
Bermuda	Bermuda Securities Depository
Botswana	The Central Depository AD (CDAD)
Brazil	Companhia Brasileira de Liquidação e Custódia (CBLC) part of BM&FBOVESPA. (Equities) .
Brazil	Balcão Organizado de Ativos e Derivativos S.A. (CETIP) (private bonds)
Brazil	the Sistema Especial de Liquidação e Custódia (SELIC) (public bonds)
Bulgaria	Central Depository AD (CDAD) - (corporate securities)
Bulgaria	The Bulgarian National Bank – (government securities)
Canada	CDS Clearing and Depository Services Inc.
Chile	Depósito Central de Valores S.A. (DCV)
China	China Central Depository & Clearing (CCDC)
China	The Shanghai Clearing House ( SCH)
Colombia	Deceval (equities)
Colombia	Deposito Central de Valores (DCV) (government bonds)
Costa Rica	Interclear Central de Valores, S.A. (CEVAL)
Croatia	Central Depository & Clearing Company, Inc. (SKDD) Sredisnja Depozitarna Agencija d.d.
Cyprus	Cyprus Stock Exchange
Czech Republic	Centralni depozitar cennych papiru, a.s.(CDCP)
Denmark	VP A/S - the Danish Securities Centre
Egypt	Central Bank of Egypt
Egypt	Misr for Central Clearing, Depository & Registry (MCDR)
Estonia	Estonian Central Depository for Securities (ECDSL) (“AS Eesti Vaartpaberikeskus”)
Finland	Euroclear Finland

42	Schedule B

SCHEDULE B

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Markets	Central Securities Depositories
France	Euroclear France
Germany	Clearstream Banking AG
Ghana	The Bank of Ghana
Greece	Hellenic Central Securities Depositary (HCSD) - HELEX (Equities, Corporate & Government Bonds)
Greece	Bank of Greece Securities Settlement System (BoGS) (government debt)
Hong Kong	HKSCC - HK Securities Clearing Co Ltd
Hong Kong	CMU: Hong Kong Central Moneymarkets Unit
Hungary	Központi Elszámolóház és Értéktár Rt (KELER)
Iceland	Nasdaq CSD Iceland hf
India	NSDL - National Securities Depository Limited
Indonesia	PT Kustodian Sentral Efek Indonesia (KSEI) Bank of Indonesia
Ireland	Euroclear UK and Ireland Limited (formerly CRESTCo) Limited)
Israel	TASECH (Tel Aviv Stock Exchange and Clearing House)
Italy	Monte Titoli spa
Ivory Coast	The Dépositaire Central/Banque de Règlement (DC/BR)
Japan	Japan Securities Depository Centre (Jasdec)
Japan	The Bank of Japan
Kazakhstan	The Central Depository of the Republic of Kazakhstan (KACD)
Kenya	The Central Depository and Settlement Corporation (CDSC
Korea, Republic of	KSD - Korea Securities Depository
Kuwait	Kuwait Clearing Company S.A.K.)
Latvia	Latvijas Centralais Depozitarijs Latvian Central Depository
Lithuania	Lithuanian CSD
Luxembourg	LuxCSD S.A.
Luxembourg	VP LUX S.à.r.l.
Malaysia	Bank Negara Malaysia (Depository); Malaysian Electronic Clearing Corporation Sdn Bhd (agent of Depository)
Malaysia	Bursa Malaysia Depository

43	Schedule B

SCHEDULE B

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Markets	Central Securities Depositories
Malta	Malta Stock Exchange plc
Mauritius	The Central Depository & Settlement Company Ltd.
Mauritius	Bank of Mauritius (BOM)
Mexico	S.D. INDEVAL, S.A. DE C.V. (INDEVAL)
Morocco	Maroclear
Multiple markets	Euroclear Bank S.A./N.V.
Netherlands	Euroclear Netherlands
New Zealand	New Zealand Central Securities Depository (NZDCSD)
New Zealand	Reserve Bank of New Zealand
Nigeria	Central Securities Clearing System Ltd (CSCS)
Nigeria	The Central Bank of Nigeria (Treasury bills only)
Norway	Verdipapirsentralen (VPS)
Oman	The Muscat Depository and Securities Registration Company
Pakistan	Central Depository Company of Pakistan Limited
Pakistan	State Bank of Pakistan
Peru	Cavali S.A. I.C.L.V. (formerly Caja de Valores de Lima CSD)
Philippines	PDTC - Philippine Depository and Trust Corporation
Poland	Krajowy Depozyt Papierow Wartosciowych (KDPW)
Poland	SKARBNET4 NBP-bills and Treasury-bills Register (formerly Securities Register)
Portugal	Interbolsa
Qatar	Qatar Central Securities Depository (QCSD)
Romania	Central Depository S.A. (CD),
Romania	SIBEX Depository (SD)
Romania	National Bank of Romania
Russian Federation	National Settlement Depository
Serbia	Central Securities Depository and Clearing House of Serbia (CSD&CH)
Singapore	MAS - Monetary Authority of Singapore – (government bonds)

44	Schedule B

SCHEDULE B

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Markets	Central Securities Depositories
Singapore	CDP - Central Depository (Ptd) Ltd – (equities, non government bonds)
Slovakia	Centralny depozitar cennych papierov SR, a.s. (Central Securities Depository -CDCP)
Slovekia	Narodny Centrálny depozitár cenných papierov SR, a.s. (NCDCP)
Slovenia	Centralna Klirinsko Depotna Druzba d.d. (KDD)
South Africa	Strate (Pty) Limited
Spain	IBERCLEAR
Sri Lanka	Central Depository Systems (Pvt) Ltd (CDS)
Sri Lanka	LankaSecure (Central Bank of Sri Lanka)
Sweden	Euroclear Sweden
Taiwan	Central Bank of the Republic of China (Taiwan)
Tanzania, United Republic of	Dar es Salaam Stock Exchange Central Depository
Thailand	Thailand Securities Depository Co., Ltd.
Tunisia	Tunisie Clearing (formerly STICODEVAM)
Turkey	Central Bank of Turkey
Turkey	Central Registry Agency (CRA), Inc./Merkezi Kayit Kurulusu A.S. (MKK)
Uganda	Uganda Stock Exchange
United Arab Emirates	ADX (Abu Dhabi Stock Exchange)
United Arab Emirates	DFM (Dubai Financial Market)
United Arab Emirates	NASDAQ Dubai
United Kingdom	Euroclear UK and Ireland Limited (formerly CRESTCo Limited)
United States	The Depository Trust Company (DTCC)
Uruguay	Central Bank of Uruguay
Zambia	LuSE Central Shares Depository

45	Schedule B

SCHEDULE C

MARKET INFORMATION

MARCH 28, 2018

Country	DVP Status	Book entry
Argentina	DVP	Yes
Australia	DVP	Yes
Austria	DVP	Yes
Bahrain	DVP	Yes
Bangladesh	DVP	Yes
Belgium	DVP	yes
Bermuda	FOP	Yes
Botswana	DVP	Yes
Brazil	DVP	Yes
Bulgaria	DVP	Yes
Canada	DVP	Yes
Chile	DVP	Yes
China (Shangai)	DVP	Yes
China (Shenzen)	DVP	Yes
Colombia	DVP	Yes
Costa Rica	DVP	Yes
Croatia	DVP	Yes
Cyprus	DVP	Yes
Czech Republic	DVP	Yes
Denmark	DVP	Yes
Egypt	DVP	Yes
Estonia	DVP	Yes
Finland	DVP	Yes
France	DVP	Yes
Germany	DVP	Yes
Ghana	DVP	Yes
Greece	DVP	Yes
Hong Kong	DVP	Yes
Hungary	DVP	Yes
Iceland	FOP	Yes
India	DVP	Yes
Indonesia	DVP	Yes
Ireland	DVP	Yes
Israel	DVP	Yes
Italy	DVP	Yes
Japan	DVP	Yes
Kazakhstan	DVP	Yes
Kenya	DVP	Yes

46	Schedule C

SCHEDULE C

MARKET INFORMATION

MARCH 28, 2018

Country	DVP Status	Book entry
Korea, Republic of	DVP	Yes
Kuwait	FOP	Yes
Latvia	DVP	Yes
Lithuania	DVP	Yes
Malaysia	DVP	Yes
Malta	DVP	Yes
Mauritius	DVP	Yes
Mexico	DVP	Yes
Morocco	DVP	Yes
Multiple countries	DVP	Yes
Multiple countries	DVP	Yes
Namibia	DVP	No
Netherlands	DVP	Yes
New Zealand	DVP	Yes
Nigeria	DVP	Yes
Norway	DVP	Yes
Oman	DVP	Yes
Pakistan	DVP	Yes
Peru	DVP	Yes
Philippines	DVP	Yes
Poland	DVP	Yes
Portugal	DVP	Yes
Qatar	DVP	Yes
Romania	DVP	Yes
Russian Federation	DVP	Yes
Saudi Arabia	FOP	Yes
Serbia	DVP	Yes
Singapore	DVP	Yes
Slovakia	DVP	Yes
Slovenia	DVP	Yes
South Africa	DVP	Yes
Spain	DVP	Yes
Sri Lanka	DVP	Yes
Sweden	DVP	Yes
Switzerland	DVP	Yes
Taiwan	DVP	Yes
Tanzania	DVP	Yes
Thailand	DVP	Yes
Tunisia	DVP	Yes
Turkey	DVP	Yes

47	Schedule C

SCHEDULE C

MARKET INFORMATION

MARCH 28, 2018

Country	DVP Status	Book entry
Uganda	DVP	Yes
UAE Dubai	DVP	Yes
UAE Abu Dhabi	DVP	Yes
United Kingdom	DVP	Yes
United States	DVP	Yes
Uruguay	FOP	Yes
Viet Nam	DVP	Yes
WAEMU (BJ, BF, CI, GW, ML, NE, SN, TG)	DVP	Yes
Zambia	DVP	Yes

48	Schedule C

SCHEDULE C

MARKET INFORMATION

MARCH 28, 2018

CLAYTON STREET TRUST	BNP Paribas, acting through its New York Branch

By:	By:

Print:	Print:

Title:	Title:

Date:	Date:

49	Schedule C

APPENDIX 1

LIST OF PORTFOLIOS

Clayton Street Trust

•	Protective Life Dynamic Allocation Series - Conservative Portfolio
•	Protective Life Dynamic Allocation Series - Growth Portfolio
•	Protective Life Dynamic Allocation Series - Moderate Portfolio

50	Appendix 1